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                                                                   Exhibit 10.10

                              EMPLOYMENT AGREEMENT

         This EMPLOYMENT AGREEMENT ("Agreement") is entered into this 26th day of December, 2001, and is effective as of the 1st day of January, 1999 (the "Effective Date"), by and between Answerthink, Inc., a Florida corporation (the "Company"), and David N. Dungan (the "Executive").

         WHEREAS, the Company and the Executive have entered into a Senior Management Agreement dated as of July 11, 1997, as amended (the "Senior Management Agreement");

         WHEREAS, the Company and the Executive desire to amend the Senior Management Agreement to delete the "Provisions Relating to Employment" therein and the Company desires to employ the Executive, and the Executive desires to be employed by the Company, on the terms and conditions set forth herein from and after the Effective Date; and

         WHEREAS, the board of directors of the Company (the "Board") has approved and authorized the entry into this Agreement with the Executive.

         NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, the parties hereto agree as follows:

1.       Employment Agreement. On the terms and conditions set forth in this
         --------------------
Agreement, the Company agrees to employ the Executive and the Executive agrees to be employed by the Company for the Employment Period set forth in Section 2 hereof and in the position and with the duties set forth in Section 3 hereof. Terms used herein with initial capitalization are defined in Section 21 below.

2.       Term. The initial term of employment under this Agreement shall be for
         ----
a three-year period commencing on the Effective Date (the "Initial Term"). The term of employment shall be automatically renewed for an additional consecutive 12-month period (the "Extended Term") as of the first and every subsequent anniversary of the Effective Date, unless and until either party provides written notice to the other party in accordance with Section 11 hereof not less than 90 days before such anniversary date that such party is terminating the term of employment under this Agreement, which termination shall be effective as of the end of such Initial Term or Extended Term, as the case may be, or until such term of employment is otherwise terminated as hereinafter set forth. Such Initial Term and all such Extended Terms are collectively referred to herein as the "Employment Period." The parties' obligations under Sections 7, 9 and 10 hereof shall survive the expiration or termination of the Employment Period.

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3.       Position and Duties. The Executive shall serve as Executive Vice
         -------------------
President, Chief Operating Officer of the Company during the Employment Period. As the Executive Vice President, Chief Operating Officer of the Company, the Executive shall render executive, policy and other management services to the Company of the type customarily performed by persons serving in a similar officer capacity. The Executive shall report to the Chief Executive Officer of the Company, except as otherwise determined by the Chief Executive Officer or the Board. The Executive shall also perform such duties as the Chief Executive Officer or the Board may from time to time reasonably determine and assign to the Executive. During the Employment Period, there shall be no material change in the duties and responsibilities of the Executive from those previously in effect, other than as provided herein, unless the parties otherwise agree in writing. The Executive shall devote the Executive's reasonable best efforts and substantially full business time to the performance of the Executive's duties and the advancement of the business and affairs of the Company.

4.       Place of Performance. In connection with the Executive's employment by
         --------------------
the Company, the Executive shall be based at the principal executive offices of the Company, except as otherwise agreed by the Executive and the Company and except for reasonable travel on Company business. If the Executive is required to relocate his place of employment to a location more than 50 miles from its location as of the date of this Agreement, the Company shall pay or reimburse the Executive for the reasonable moving and relocation expenses incurred by him to establish a personal residence at the new location, including reasonable traveling and temporary living expenses.

5.       Compensation.
         ------------

         (a) Base Salary. During the Employment Period, the Company shall pay to the Executive an annual base salary (the "Base Salary"), which initially shall be at the rate of $500,000.00 per year. The Base Salary shall be reviewed no less frequently than annually and may be increased at the discretion of the Board. If the Executive's Base Salary is increased, the increased amount shall be the Base Salary for the remainder of the Employment Period. Except as otherwise agreed in writing by the Executive, the Base Salary shall not be reduced from the amount previously in effect during the Employment Period. The Base Salary shall be payable biweekly or in such other installments as shall be consistent with the Company's payroll procedures.

         (b) Bonus. During the Employment Period, the Executive may also be eligible to earn an annual bonus pursuant to a bonus plan adopted by the Board for each fiscal year.

         (c) Benefits. During the Employment Period, the Executive will be entitled to such other benefits approved by the Board and made available to employees. Nothing contained in this Agreement shall prevent the Company from changing carriers or from effecting modifications in insurance coverage for the Executive.

         (d) Vacation; Holidays. The Executive shall be entitled to all public holidays observed by the Company and vacation days in accordance with the applicable

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         vacation policies for senior executives of the Company, which shall be taken at a reasonable time or times.

         (e) Withholding Taxes and Other Deductions. To the extent required by law, the Company shall withhold from any payments due Executive under this Agreement any applicable federal, state or local taxes and such other deductions as are prescribed by law or Company policy.

6.       Expenses. The Executive is expected and is authorized to incur
         --------
reasonable expenses in the performance of his duties hereunder, including the costs of entertainment, travel, and similar business expenses incurred in the performance of his duties. The Company shall reimburse the Executive for all such expenses promptly upon periodic presentation by the Executive of an itemized account of such expenses.

7.       Confidentiality; Work Product.
         -----------------------------

         (a) Information. The Executive acknowledges that the information, observations and data obtained by the Executive concerning the business and affairs of the Company and its Subsidiaries and their predecessors during the course of the Executive's performance of services for, or employment with, any of the foregoing persons (whether or not compensated for such services) are the property of the Company and its Subsidiaries, including information concerning acquisition opportunities in or reasonably related to the business or industry of the Company or its Subsidiaries of which the Executive becomes aware during such period. Therefore, the Executive agrees that he will not at any time (whether during or after the Employment Period) disclose to any unauthorized person or, directly or indirectly, use for the Executive's own account, any of such information, observations or data without the Board's consent, unless and to the extent that the aforementioned matters become generally known to and available for use by the public other than as a direct or indirect result of the Executive's acts or omissions to act or the acts or omissions to act of other senior or junior management employees of the Company and its Subsidiaries. The Executive agrees to deliver to the Company at the termination of the Executive's employment, or at any other time the Company may request in writing (whether during or after the Employment Period), all memoranda, notes, plans, records, reports and other documents, regardless of the format or media (and copies thereof), relating to the business of the Company and its Subsidiaries and their predecessors (including, without limitation, all acquisition prospects, lists and contact information) which the Executive may then possess or have under the Executive's control.

         (b) Inventions and Patents. The Executive acknowledges that all inventions, innovations, improvements, developments, methods, designs, analyses, drawings, reports and all similar or related information (whether or not patentable) that relate to the actual or anticipated business, research and development or existing or future products or services of the Company or its Subsidiaries that are conceived, developed, made or reduced to practice by the Executive while employed by the Company or any of its predecessors ("Work

         Product") belong to the Company and the Executive hereby assigns, and agrees to assign, all of the above to the Company. Any copyrightable work prepared in whole or in part by the Executive in the course of the Executive's work for any of the foregoing entities shall be deemed a "work made for hire" under the copyright laws, and the Company shall own all rights therein. To the extent that any such copyrightable work is not a "work made for hire," the Executive hereby assigns and agrees to assign to Company all right, title and interest, including without limitation, copyright in and to such copyrightable work. The Executive shall promptly disclose such Work Product and copyrightable work to the Board and perform all actions reasonably requested by the Board (whether during or after the Employment Period) to establish and confirm the Company's ownership (including, without limitation, assignments, consents, powers of attorney and other instruments).

         (c) Enforcement. The Executive acknowledges that the restrictions contained in Section 7(a) hereof are reasonable and necessary, in view of the nature of the Company's business, in order to protect the legitimate interests of the Company, and that any violation thereof would result in irreparable injury to the Company. Therefore, the Executive agrees that in the event of a breach or threatened breach by the Executive of the provisions of Section 7(a) hereof, the Company shall be entitled to obtain from any court of competent jurisdiction, preliminary or permanent injunctive relief restraining the Executive from disclosing or using any such confidential information. Nothing herein shall be construed as prohibiting the Company from pursuing any other remedies available to it for such breach or threatened breach, including, without limitation, recovery of damages from the Executive.

8.       Termination of Employment.
         -------------------------

         (a) Permitted Terminations. The Executive's employment hereunder may be terminated during the Employment Period without any breach of this Agreement only under the following circumstances:

                  (i) Death. The Executive's employment hereunder shall terminate upon the Executive's death;

                  (ii) By the Company. The Company may terminate the Executive's employment:

                           (A) If the Executive shall have been unable to perform all of the Executive's duties hereunder by reason of illness, physical or mental disability or other similar incapacity, which inability shall continue for more than three consecutive months; or

                           (B) For Cause; or

                  (iii) By the Executive. The Executive may terminate employment for Good Reason.

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         (b) Termination. Any termination of the Executive's employment by the
         Company or the Executive (other than because of the Executive's death) shall be communicated by written Notice of Termination to the other party hereto in accordance with Section 11 hereof. For purposes of this Agreement, a "Notice of Termination" shall mean a notice which shall indicate the specific termination provision in this Agreement relied upon, if any, and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated. Termination of the Executive's employment shall take effect on the Date of Termination.

9.       Compensation Upon Termination.
         -----------------------------

         (a) Death. If the Executive's employment is terminated during the Employment Period as a result of the Executive's death, the Company shall pay to the Executive's estate, or as may be directed by the legal representatives of such estate, the Executive's full Base Salary through the Date of Termination and all other unpaid amounts, if any, to which the Executive is entitled as of the Date of Termination in connection with any fringe benefits or under any bonus or incentive compensation plan or program of the Company pursuant to Sections 5(b) and (c) hereof, at the time such payments are due, and the Company shall have no further obligations to the Executive under this Agreement.

         (b) Disability. If the Company terminates the Executive's employment during the Employment Period because of the Executive's disability pursuant to Section 8(a)(ii)(A) hereof, the Company shall pay the Executive the Executive's full Base Salary through the Date of Termination and all other unpaid amounts, if any, to which the Executive is entitled as of the Date of Termination in connection with any fringe benefits or under any bonus or incentive compensation plan of program of the Company pursuant to Sections 5(b) and (c) hereof, at the time such payments are due, and the Company shall have no further obligations to the Executive under this Agreement; provided, that payments so made to the Executive during any period that the Executive is unable to perform all of the Executive's duties hereunder by reason of illness, physical or mental illness or other similar incapacity shall be reduced by the sum of the amounts, if any, payable to the Executive at or prior to the time of any such payment under disability benefit plans of the Company and which amounts were not previously applied to reduce any such payment.

         (c) By the Company with Cause or by the Executive without Good Reason. If the Company terminates the Executive's employment during the Employment Period for Cause pursuant to Section 8(a)(ii)(B) hereof or if the Executive voluntarily terminates the Executive's employment during the Employment Period other than for Good Reason, the Company shall pay the Executive the Executive's full Base Salary through the Date of Termination and all other unpaid amounts, if any, to which Executive is entitled as of the Date of Termination in connection with any fringe benefits or under any bonus or incentive compensation plan or program of the Company pursuant to Sections 5(b) and (c)

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         hereof, at the time such payments are due, and the Company shall have no further obligations to the Executive under this Agreement.

         (d) By the Company without Cause or by the Executive for Good Reason. If the Company terminates the Executive's employment during the Employment Period other than for Cause, disability or death pursuant to
         Section 8(a)(i) or (ii) hereof, or the Executive terminates his employment during the Employment Period for Good Reason pursuant to
         Section 8(a)(iii) hereof, the Company shall pay the Executive (A) the Executive's full Base Salary through the Date of Termination and all other unpaid amounts, if any, to which the Executive is entitled as of the Date of Termination in connection with any fringe benefits or under any bonus or incentive compensation plan or program of the Company pursuant to Sections 5(b) and (c) hereof, at the time such payments are due and (B) subject to Sections 9(e) and 9(f) hereof:

                  (i) No Change of Control. Except as provided in Section 9(d)(ii) hereof, during the one-year period commencing on the Date of Termination (the "Initial Period"), the Company shall pay the Executive an aggregate amount equal to Executive's Base Salary, payable in equal installments on the Company's regular salary payment dates, and any other amounts that would have been payable to or on behalf of the Executive under
                  Section 5(c) hereof (the "Severance Payments"). In addition, the Company shall have the option, by delivering written notice to the Executive in accordance with Section 11 hereof within 90 days after the Date of Termination, to extend the severance period to the second anniversary of the Date of Termination (the "Extended Period"). During the Extended Period, the Company will continue to make Severance Payments at the same annual rate to the Executive. Notwithstanding the foregoing and without in any way modifying the provisions of Sections 7 and 10 hereof, from and after the first date that Executive becomes employed with another Person or provides services as a consultant or other self-employed individual, the Company, at its option, may eliminate or otherwise reduce the amount of Severance Payments otherwise required to be made pursuant to this Section 9(d)(i) to the extent of the compensation and benefits received by the Executive from such other employment or self-employment; or

                  (ii) Change of Control. If such termination is in anticipation of, in connection with or within one year after the date of a Change of Control, the Company shall pay the Executive an aggregate amount equal to Executive's Base Salary, payable in equal installments on the Company's regular salary payment dates, and any other amounts that would have been payable to or on behalf of the Executive under Section 5(c) hereof (the "Severance Payments") from the Date of Termination through the second anniversary of the Date of Termination at the time such payments would otherwise have been due in accordance with the Company's normal payroll practices, and the Company shall have no further obligations to the Executive under this Agreement. In addition, in such event, the

                  Executive's rights with respect to stock options and shares of restricted stock previously granted by the Company, deferred and incentive compensation or bonus amounts awarded by the Company and other contingent or deferred compensation awards or grants made by the Company, or otherwise made in connection with the Executive's employment hereunder, shall be fully vested and nonforfeitable as of the Date of Termination, except to the extent inconsistent with the terms of any such plan or arrangement that is intended to qualify under Section 401(a) or 423 of the Code. For purposes of Section 10 hereof, the "Initial Period" shall be the first 24 months following the Date of Termination.

         (e) Parachute Limitations. Notwithstanding any other provision of this Agreement or of any other agreement, contract or understanding heretofore or hereafter entered into by the Executive with the Company or any subsidiary or affiliate thereof, except an agreement, contract or understanding hereafter entered into that expressly modifies or excludes application of this Section 9(e) (the "Other Agreements"), and notwithstanding any formal or informal plan or other arrangement heretofore or hereafter adopted by the Company (or any subsidiary or affiliate thereof) for the direct or indirect compensation of the Executive (including groups or classes of participants or beneficiaries of which the Executive is a member), whether or not such compensation is deferred, is in cash, or is in the form of a benefit to or for the Executive (a "Benefit Plan"), if the Executive is a "disqualified individual" (as defined in Section 280G(c) of the Internal Revenue Code of 1986, as amended (the "Code")), the Executive shall not have any right to receive any payment or benefit under this Agreement, any Other Agreement or any Benefit Plan (i) to the extent that such payment or benefit, taking into account all other rights, payments or benefits to or for the Executive under this Agreement, all Other Agreements and all Benefit Plans, would cause any payment or benefit to the Executive under this Agreement, any Other Agreement or any Benefit Plan to be considered a "parachute payment" within the meaning of Section 280G(b)(2) of the Code as then in effect (a "Parachute Payment") and
         (ii) if, as a result of receiving a Parachute Payment, the aggregate after-tax amount received by the Executive under this Agreement, all Other Agreements and all Benefit Plans would be less than the maximum after-tax amount that could be received by the Executive without causing any such payment or benefit to be considered a Parachute Payment. In the event that the receipt of any such payment or benefit under this Agreement, any Other Agreement or any Benefit Plan would cause the Executive to be considered to have received a Parachute Payment that would have the adverse after-tax effect described in clause (ii) of the preceding sentence, then the Executive shall have the right, in the Executive's sole discretion, to designate those rights, payments or benefits under this Agreement, any Other Agreement and any Benefit Plan that should be reduced or eliminated so as to avoid having the payment or benefit to the Executive under this Agreement be deemed to be a Parachute Payment.

         (f) Mitigation. The Company's obligation to continue to provide the Executive with benefits pursuant to Section 9(d)(i) or (ii) above shall cease if the Executive becomes eligible to participate in benefits substantially similar to those provided under this Agreement as a result of the Executive's subsequent employment during the period that the Executive is entitled to receive Severance Payments.

         (g) Liquidated Damages. The parties acknowledge and agree that damages which will result to the Executive for termination by the Company without Cause or by the Executive for Good Reason shall be extremely difficult or impossible to establish or prove, and agree that the Severance Payments shall constitute liquidated damages for any breach of this Agreement by the Company through the Date of Termination. The Executive agrees that, except for such other payments and benefits to which the Executive may be entitled as expressly provided by the terms of this Agreement or any applicable Benefit Plan, such liquidated damages shall be in lieu of all other claims that the Executive may make by reason of termination of his employment or any such breach of this Agreement and that, as a condition to receiving the Severance Payments, the Executive will execute a release of claims in a form reasonably satisfactory to the Company.

10.      Noncompetition and Nonsolicitation.
         ----------------------------------

         (a) Noncompetition. The Executive acknowledges that in the course of his employment with the Company and its Subsidiaries and their predecessors, he has and will continue to become familiar with the trade secrets of, and other confidential information concerning, the Company and its Subsidiaries, that the Executive's services will be of special, unique and extraordinary value to the Company and its Subsidiaries and that the Company's ability to accomplish its purposes and to successfully pursue its business plan and compete in the marketplace depend substantially on the skills and expertise of the Executive. Therefore, and in further consideration of the compensation being paid to the Executive hereunder, the Executive agrees that, during the Employment Period and any Initial Period or Extended Period, so long as Severance Payments are being made or during any portion of the Initial or Extended Period that Severance Payments are not required to be made pursuant to the last sentence of Section 9(d)(i) hereof (the "Noncompete Period"), he shall not directly or indirectly own, manage, control, participate in, consult with, render services for, or in any manner engage in any business competing with the businesses of the Company, its Subsidiaries, or any business in which the Company or its Subsidiaries has commenced negotiations or has requested and received information relating to the acquisition of such business within eighteen months prior to the termination of the Executive's employment with the Company, in any country where the Company, its Subsidiaries, or other aforementioned business conducts business.

         (b) Nonsolicitation. During the Employment Period and for two years following the Date of Termination, the Executive shall not directly or indirectly through another entity (i) induce or attempt to induce any employee of the Company or any Subsidiary to leave the employ of the Company or such Subsidiary, or in any way willfully interfere with the relationship between the Company or any Subsidiary and any employee thereof, (ii) induce or attempt to induce any customer, supplier, licensee or other business relation of the Company or any Subsidiary to cease doing business with the Company or such Subsidiary, or in any way interfere with the relationship between any such customer, supplier, licensee or business relation and the Company or any Subsidiary or (iii) initiate or engage in any discussions regarding an acquisition of, or the Executive's employment (whether as an employee, an independent contractor or otherwise) by, any businesses in which the Company or any of its Subsidiaries has entertained discussions or has requested and received information relating to the acquisition of such business by the Company or its Subsidiaries upon or within the 18-month prior to the Date of Termination.

         (c) Enforcement. If, at the time of enforcement of this Section 10, a court holds that the restrictions stated herein are unreasonable under circumstances then existing, the parties hereto agree that the maximum duration, scope or geographical area reasonable under such circumstances shall be substituted for the stated period, scope or area and that the court shall be allowed to revise the restrictions contained herein to cover the maximum duration, scope and area permitted by law. Because the Executive's services are unique and because the Executive has access to confidential information, the parties hereto agree that money damages would be an inadequate remedy for any breach of any provision of this Agreement. Therefore, in the event a breach or threatened breach by the Executive of any provision of this Agreement, the Company may, in addition to other rights and remedies existing in its favor, apply to any court of competent jurisdiction for specific performance and/or injunctive or other relief in order to enforce, or prevent any violations of, the provisions hereof (without posting a bond or other security).

11.      Notices. All notices, demands, requests or other communication required
         -------
or permitted to be given or made hereunder shall be in writing an shall be delivered, telecopied or mailed by first class registered or certified mail, postage prepaid, addressed as follows:

         (a) If to the Company: Ted Fernandez, Chief Executive Officer, Answerthink, Inc. 1001 Brickell Bay Drive, Suite 3000, Miami, FL 33131. Copy to: Corporate Counsel.
         (b) If to the Executive:______________________________________________.

or to such other address as may be designated by either party in a notice to the other. Each notice, demand, request or other communication that shall be given or made in the manner described above shall be deemed sufficiently given or made for all purposes three days after it is deposited in the U.S. mail, postage prepaid, or at such time as it is delivered to the addressee (with the return receipt, the delivery receipt, the answer back or the affidavit of messenger being deemed conclusive evidence of such delivery) or at such time as delivery is refused by the addressee upon presentation.

12.      Severability. The invalidity or unenforceability of any one or more
         ------------
provisions of this Agreement shall not affect the validity or enforceability of the other provisions of this Agreement, which shall remain in full force and effect.

13.      Survival. It is the express intention and agreement of the parties
         --------
hereto that the provisions of Sections 7, 9 and 10 hereof shall survive the termination of employment of the Executive. In addition, all obligations of the Company to make payments hereunder shall survive any termination of this Agreement on the terms and conditions set forth herein.

14.      Assignment. The rights and obligations of the parties to this Agreement
         ----------
shall not be assignable or delegable, except that (i) in the event of the Executive's death, the personal representative or legatees or distributees of the Executive's estate, as the case may be, shall have the right to receive any amount owing and unpaid to the Executive hereunder and (ii) the rights and obligations of the Company hereunder shall be assignable and delegable in connection with any subsequent merger, consolidation, sale of all or substantially all of the assets of the Company or similar reorganization of a successor corporation.

15.      Binding Effect. Subject to any provisions hereof restricting
         --------------
assignment, this Agreement shall be binding upon the parties hereto and shall inure to the benefit of the parties and their respective heirs, devisees, executors, administrators, legal representatives, successors and assigns.

16.      Amendment; Waiver. This Agreement shall not be amended, altered or
         -----------------
modified except by an instrument in writing duly executed by the parties hereto. Neither the waiver by either of the parties hereto of a breach of or a default under any of the provisions of this Agreement, nor the failure of either of the parties, on one or more occasions, to enforce any of the provisions of this Agreement or to exercise any right or privilege hereunder, shall thereafter be construed as a waiver of any subsequent breach or default of a similar nature, or as a waiver of any such provisions, rights or privileges hereunder.

17.      Headings. Section and subsection headings contained in this Agreement
         --------
are inserted for convenience of reference only, shall not be deemed to be a part of this Agreement for any purpose, and shall not in any way define or affect the meaning, construction or scope of any of the provisions hereof.

18.      Governing Law. This Agreement, the rights and obligations of the
         -------------
parties hereto, and any claims or disputes relating thereto, shall be governed by and construed in accordance with the laws of the State of Florida (but not including the choice of law rules thereof).

19.      Entire Agreement; Senior Management Agreement Amended. By mutual
         -----------------------------------------------------
consent, effective as of the Effective Date, the parties hereby amend the Senior Management Agreement by deleting Sections 7, 8 and 9 thereof and this Agreement shall supersede the Provisions Relating to Employment set out in the Senior Management Agreement. This Agreement constitutes the entire agreement between the parties respecting the employment of Executive, there being no representations, warranties or commitments except as set forth herein.

20.      Counterparts. This Agreement may be executed in two or more
         ------------
counterparts, each of which shall be an original and all of which shall be deemed to constitute one and the same instrument.

21.      Definitions.
         -----------

         "Agreement" means this Employment Agreement.

         "Base Salary" is defined in Section 5(a) above.

         "Beneficial Owner" means a beneficial owner within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended.

         "Benefit Plan" is defined in Section 9(e) above.

         "Board" means the board of directors of the Company.

         "Cause" means (i) the commission of a felony or a crime involving moral turpitude or the commission of any other act or omission involving dishonesty or fraud with respect to the Company or any of its Subsidiaries or any of their customers or suppliers, (ii) conduct tending to bring the Company or any of its Subsidiaries into substantial public disgrace or disrepute, (iii) substantial and repeated failure to perform duties of the office held by the Executive as reasonably directed by the Board, and such failure is not cured within 30 days after the Executive receives notice thereof from the Board, (iv) gross negligence or willful misconduct with respect to the Company or any of its Subsidiaries or (v) any breach of Section 7 or 10 of this Agreement.

         "Change in Control" means (A) any Person, other than any Person who is a Beneficial Owner of the Company's securities before the Offering Date, becomes, after the Offering Date, the beneficial owner, directly or indirectly, of securities of the Company representing 40% or more of the combined voting power of the Company's then outstanding securities;
         (B) during any two-year period, individuals who at the beginning of such period constitute the Board (including, for this purpose, any director who after the beginning of such period filled a vacancy on the Board caused by the resignation, mandatory retirement, death, or disability of a director and whose election or appointment was approved by a vote of at least two-thirds of the directors then in office who were directors at the beginning of such period) cease for any reason to constitute a majority thereof; (C) notwithstanding clauses (A) or (E) of this paragraph, the Company consummates a merger or consolidation of the Company with or into another corporation, the result of which is that the Persons who were stockholders of the Company at the time of the execution of the agreement to merge or consolidate own less than 80% of the total equity of the corporation surviving or resulting from the merger or consolidation or of a corporation owning, directly or indirectly, 100% of the total equity of such surviving or resulting corporation; or (D) the sale in one or a series of transactions of all or substantially all of the assets of the Company; (E) any Person has commenced a tender or exchange offer, or entered into an agreement or received an option to acquire beneficial ownership of 40% or more of the total number of voting shares of the Company, unless the Board has made a determination that such action does not constitute and will not constitute a material change in the Persons having control of the Company; or (F) there is a change of control in the Company of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Exchange Act other than in circumstances specifically covered by clauses (A) through (E) above.

         "Code" is defined in Section 9(e) above.

         "Company" means Answerthink, Inc. and its successors and assigns.

         "Date of Termination" means (i) if the Executive's employment is terminated by the Executive's death, the date of the Executive's death;
         (ii) if the Executive's employment is terminated because of the Executive's disability pursuant to Section 8(a)(ii)(A) hereof, 30 days after Notice of Termination, provided that the Executive shall not have returned to the performance of the Executive's duties on a full-time basis during such 30-day period; (iii) if the Executive's employment is terminated by the Company for Cause pursuant to Section 8(a)(ii)(B) hereof or by the Executive for Good Reason pursuant to Section 8(a)(iii) hereof, the date specified in the Notice of Termination; or
         (iv) if the Executive's employment is terminated during the Employment Period other than pursuant to Section 8(a), the date on which Notice of Termination is given.

         "Employment Period" is defined in Section 2 above.

         "Executive" means David N. Dungan.

         "Extended Period" is defined in Section 9(d)(i) above.

         "Extended Term" is defined in Section 2 above.

         "Good Reason" means (i) the Company's failure to perform or observe any of the material terms or provisions of this Agreement, and the continued failure of the Company to cure such default within 30 days after written demand for performance has been given to the Company by the Executive, which demand shall describe specifically the nature of such alleged failure to perform or observe such material terms or provisions; or (ii) a material reduction in the scope of the Executive's responsibilities and duties.

         "Initial Period" is defined in Section 9(d) above.

         "Initial Term" is defined in Section 2 above.

         "Noncompete Period" is defined in Section 10(a) above.

         "Notice of Termination" is defined in Section 8(b) above.

         "Offering Date" means the date of the completion of an initial public offering of the Company's Common Stock.

         "Other Agreements" is defined in Section 9(e) above.

         "Parachute Payment" is defined in Section 9(e) above.

         "Person" means an individual, a partnership, a limited liability company, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

         "Senior Management Agreement" means the Senior Management Agreement dated as of July 11, 1997, as amended, by and between the Company and the Executive.

         "Severance Payments" is defined in Section 9(d) above.

         "Subsidiary" means any corporation of which the Company owns securities having a majority of the ordinary voting power in electing the board of directors directly or through one or more subsidiaries.

         "Work Product" is defined in Section 7(b) above.

IN WITNESS WHEREOF, the undersigned have duly executed this Agreement, or have caused this Agreement to be duly executed on their behalf, as of the day and year first hereinabove written.

ANSWERTHINK, INC.

By: /s/ Ted A. Fernandez
Name: Ted A. Fernandez
Title: Chief Executive Officer

THE EXECUTIVE:

/s/ David N. Dungan
------------------------------
David N. Dungan